Exhibit 10.33
 SCOLR PHARMA, INC.
RESTRICTED STOCK PURCHASE AGREEMENT

    SCOLR Pharma, Inc. has granted to the Participant named in the Notice of Grant of Stock Purchase Right (the “Notice”) to which this Restricted Stock Purchase Agreement (the “Agreement”) is attached a Purchase Right consisting of a right to purchase certain shares of Common Stock upon the terms and conditions set forth in the Notice and this Agreement.  The Purchase Right has been granted pursuant to and shall in all respects be subject to the terms and conditions of the SCOLR Pharma, Inc. 2004 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Notice, the Participant: (a) represents that the Participant has received copies of, and has read and is familiar with the terms and conditions of the Notice, the Plan and this Agreement, (b) accepts the Purchase Right subject to all of the terms and conditions of the Notice, the Plan and this Agreement, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice, the Plan or this Agreement.

    1.    Definitions and Construction.

        1.1    Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

        1.2    Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

    2.    Exercise of Purchase Right.

        2.1    Exercise of Purchase Right.  Provided that the Participant’s service to the Company or its Subsidiaries has not terminated (except as provided by Section 4), the Purchase Right shall be exercisable on and after the Date of Grant and prior to the Expiration Date in an amount not to exceed the Total Number of Shares, subject to the Company’s repurchase rights set forth in Sections 5 and 6.

        2.2    Method of Exercise of Purchase Right.  Exercise of the Purchase Right shall be by written notice to the Company which must state the election to exercise the Purchase Right, the number of whole shares of Common Stock for which the Purchase Right is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Agreement.  The written notice must be signed by the Participant and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Company, prior to the Expiration Date, accompanied by (i) full payment of the aggregate Purchase Price for the number of shares of Stock being purchased and

(ii) an executed copy, if required herein, of the then current form of escrow agreement referenced below.  The Purchase Right shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Purchase Price, and, if required by the Company, such executed agreements.

        2.3    Payment of Purchase Price.  Payment of the aggregate Purchase Price for the number of shares of Common Stock for which the Purchase Right is being exercised shall be made in cash, by check, cash equivalent, cancellation of debt, or in the form of the Participant’s past service rendered to the Company or its Subsidiaries or for its benefit having a value not less than the aggregate purchase price of the shares being acquired, or such other payment as determined by the Plan Administrator.

        2.4    Tax Withholding.  At the time the Purchase Right is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the shares acquired pursuant to this Agreement, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Purchase Right, (ii) the transfer, in whole or in part, of any shares acquired, or (ii) the lapsing of any restriction with respect to any shares acquired.  The Purchase Right is not exercisable unless the tax withholding obligations of the Participating Company Group are satisfied.  Accordingly, the Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to this Agreement until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.

        2.5    Certificate Registration.  The certificate for the shares of Stock purchased shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

        2.6    Restrictions on Sale and Issuance of Shares.  The sale and issuance of shares of Stock shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  The Purchase Right may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Purchase Right may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Purchase Right shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

   3.    Vesting of Shares.

            Except as otherwise provided in the Plan, shares acquired pursuant to this Agreement shall become Vested Shares as provided in the Notice.

   4.    Nontransferability of Purchase Right.

            The Purchase Right may be exercised during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.  Following the death of the Participant, the Purchase Right may be exercised prior to the Expiration Date by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

   5.    Unvested Share Repurchase Option.

        5.1    Grant of Unvested Share Repurchase Option.  In the event the Participant’s Service with the Participating Company Group is terminated for Cause (as defined below), or the Participant voluntarily ceases to provide Services to the Participating Company Group without Good Reason (as defined below) (other than death or disability (meaning the Participant’s inability to perform the Participant’s duties for any consecutive 90 day period in any one year period as a result of physical or mental impairment as determined by a physician reasonably accepted by the Company)), or, if the Participant, the Participant’s legal representative, or other holder of shares acquired pursuant to this Agreement, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change Event, as defined in Section 5.6 below) any Unvested Shares, as defined in Section 5.2 below (the “Unvested Shares”), the Company shall have the right to repurchase the Unvested Shares under the terms and subject to the conditions set forth in this Section 5 (the “Unvested Share Repurchase Option”).

        5.2    Unvested Shares Defined.  The “Unvested Shares” shall mean, on any given date, the number of shares of Stock acquired upon exercise of the Purchase Right which exceed the Vested Shares determined as of such date.

        5.3    Exercise of Unvested Share Repurchase Option.  The Company may exercise the Unvested Share Repurchase Option by written notice to the Participant within sixty (60) days after (a) termination of the Participant’s Service as described in Section 5.1, or (b) the Company has received notice of the attempted disposition of Unvested Shares.  If the Company fails to give notice within such sixty (60) day period, the Unvested Share Repurchase Option shall terminate unless the Company and the Participant have extended the time for the exercise of the Unvested Share Repurchase Option.  The Unvested Share Repurchase Option must be exercised, if at all, for all of the Unvested Shares, except as the Company and the Participant otherwise agree.

        5.4    Payment for Shares and Return of Shares to Company.  The purchase price per share being repurchased by the Company shall be an amount equal to the Participant’s original cost per share, as adjusted pursuant to Section 8 (the “Repurchase Price”).  The Company shall pay the aggregate Repurchase Price to the Participant in cash within thirty (30) days after the date of the written notice to the Participant of the Company’s exercise of the Unvested Share Repurchase Option.  For purposes of the foregoing, cancellation of any purchase money indebtedness of the Participant to any Participating Company for the shares shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled.  The shares being repurchased shall be delivered to the Company by the Participant at the same time as the delivery of the Repurchase Price to the Participant.

        5.5    Assignment of Unvested Share Repurchase Option.  The Company shall have the right to assign the Unvested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

        5.6    Ownership Change Event.  An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the issuance by the Company in a single or a series of related transactions of voting securities representing more than fifty percent (50%) of the total outstanding voting securities of the Company following such issuance; (ii) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting securities of the Company; (iii) a merger or consolidation in which the Company is a party, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (v) a liquidation or dissolution of the Company.  Upon the occurrence of an Ownership Change Event, any Unvested Shares and any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the Participant’s ownership of Unvested Shares will be Vested Shares and no longer subject to the Unvested Share Repurchase Option.

        5.7    Certain Definitions.

            (a)    For purposes of this Agreement, a termination for “Cause” occurs if the Participant is terminated for any of the following reasons:  (i) theft, dishonesty, misconduct or falsification of any employment or Participating Company records; (ii) improper disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any assigned duties after written notice from the Company’s Board of Directors to the Participant of, and a reasonable opportunity to cure, such failure or inability; or (v) the Participant’s conviction (including any plea of guilty or no contest) for any criminal act that impairs the Participant’s ability to perform the Participant’s duties.

            (b)    For purposes of this Agreement, “Good Reason” means any of the following conditions, which condition(s) remain(s) in effect ten (10) days after written notice to the Company’s Board of Directors from the Participant of such condition(s):

                (i)    a decrease in the Participant’s base salary and/or a material decrease in any of the Participant’s then-existing bonus plans or employee benefits;

                (ii)    a material, adverse change in the Participant’s title, authority, responsibilities or duties, as measured against the Participant’s title, authority, responsibilities or duties immediately prior to such change; or

                (iii)    the relocation of the Participant’s work place for the Company to a location more than fifty (50) miles from the location of such work place on the Date of Grant.

    6.    Escrow.

        6.1    Establishment of Escrow.  To ensure that shares subject to the Unvested Share Repurchase Option will be available for repurchase, the Company may require the Participant to deposit the certificate evidencing the shares which the Participant purchases upon exercise of the Purchase Right with an agent designated by the Company under the terms and conditions of an escrow agreement in the form approved by the Company.  If the Company does not require such deposit as a condition of exercise of the Purchase Right, the Company reserves the right at any time to require the Participant to so deposit the certificate in escrow.  Upon the occurrence of an Ownership Change Event or a change, as described in Section 7, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Agreement, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of the Participant’s ownership of shares of Stock acquired upon exercise of the Purchase Right that remain, following such Ownership Change Event or change described in Section 7, subject to the Unvested Share Repurchase Option shall be immediately subject to the escrow to the same extent as such shares of Stock immediately before such event.  The Company shall bear the expenses of the escrow.

        6.2    Delivery of Shares to Participant.  As soon as practicable after the expiration of the Unvested Share Repurchase Option, but not more frequently than twice each calendar year, the agent shall deliver to the Participant the shares and any other property no longer subject to such restrictions.

        6.3    Notices and Payments.  In the event the shares and any other property held in escrow are subject to the Company’s exercise of the Unvested Share Repurchase Option, the notices required to be given to the Participant shall be given to the escrow agent, and any payment required to be given to the Participant shall be given to the escrow agent.  Within thirty (30) days after payment by the Company, the escrow agent shall deliver the shares and any other property which the Company has purchased to the Company and shall deliver the payment received from the Company to the Participant.

    7.    Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, purchase price and class of shares of stock or other property subject to this Agreement, in order to prevent dilution or enlargement of the Participant’s rights under the Agreement.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any and all new, substituted or additional securities or other property to which Participant is entitled by reason of his ownership of shares acquired pursuant to this Agreement will be immediately subject to the provisions of this Agreement on the same basis as all shares originally purchased hereunder.  For purposes of Sections 5 and 6 hereof, while the total price payable to exercise the rights provided in such sections will remain the same after each such event, the price payable per share to exercise such rights will be appropriately adjusted.

    8.    Tax Matters.

        8.1    Election under Section 83(b) of the Code.  The Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the shares and the fair market value of the shares as of the date any restrictions on the shares lapse.  In this context, “restriction” means the right of the Company to buy back the shares pursuant to the Unvested Share Repurchase Option contained in this Agreement.  The Participant understands that he may elect to be taxed at the time the shares are purchased rather than when and as the Unvested Share Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS no later than thirty (30) days after the date of purchase.  Even if the fair market value of the shares equals the amount paid for the shares, the election must be made to avoid adverse tax consequences in the future.  The form for making this election is included as an attachment to the Notice or may be requested from the Company.  The Participant understands that failure to make this filing timely will result in the recognition of ordinary income by the Participant as the Unvested Share Repurchase Option lapses on the difference between the purchase price and the fair market value of the shares at the time such restrictions lapse.

        8.2    Notice to Company.  The Participant will notify the Company in writing if the Participant files an election pursuant to Section 83(b) of the Code.  The Company intends, in the event it does not receive from the Participant evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to the Participant in the absence of such an election.

        8.3    Consultation with Tax Advisors. The Participant understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the IRS an election under Section 83(b) of the Code.  Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Participant.  The Participant acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to the Participant of the purchase of shares hereunder.  AN ELECTION UNDER SECTION 83(b) MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH PARTICIPANT PURCHASES THE SHARES.  THIS TIME PERIOD CANNOT BE EXTENDED.  PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

    9.    Legends.

        The Company may at any time place legends referencing the Unvested Share Repurchase Option and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section.  Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

    10.    Restrictions on Transfer of Shares.

No shares acquired upon exercise of the Purchase Right may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Participant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to an Ownership Change Event, until the date on which such shares become Vested Shares, and any such attempted disposition shall be void.  The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

    11.    Rights as a Shareholder.

The Participant shall have no rights as a shareholder with respect to any shares covered by the Purchase Right until the date of the issuance of a certificate for the shares for which the Purchase Right has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 7.  Subject the provisions of this Agreement, the Participant shall exercise all rights and privileges of a shareholder of the Company with respect to shares of Stock of the Participant deposited in escrow pursuant to Section 7.

    12.    Rights as an Employee or Consultant.

If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as an Employee or Consultant, as the case may be, at any time.

    13.    Administration.

All questions of interpretation concerning the Notice and this Agreement shall be determined by the Board.  All determinations by the Board shall be final and binding upon all persons having an interest in this Agreement.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

    14.    Miscellaneous Provisions.

        14.1    Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

        14.2    Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

        14.3    Termination or Amendment.  The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this Agreement shall be effective unless in writing.

        14.4    Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature in the Notice or at such other address as such party may designate in writing from time to time to the other party.

        14.5    Integrated Agreement.  The Notice, this Agreement and the Plan constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein.

        14.6    Applicable Law.  The Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

        14.7    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SCOLR PHARMA, INC.

By:  ________________________________

Title:   ______________________________

PARTICIPANT

Date:  ________________________________                          ____________________________________
Participant Address:

____________________________________
____________________________________

Participant:  _________________________
Date:  _________________________
NOTICE OF EXERCISE OF STOCK PURCHASE RIGHT
SCOLR Pharma, Inc.
3625 132nd Avenue SE, Suite 400
Bellevue, Washington 98006

Ladies and Gentlemen:

1.           Stock Purchase Right.  I was granted a right to purchase (the “Purchase Right”) shares of the common stock (the “Shares”) of SCOLR Pharma, Inc. (the “Company”) pursuant to the Company’s 2004 Equity Incentive Plan (the “Plan”), my Notice of Grant of Stock Purchase Right (the “Notice”) and my Stock Purchase Agreement (the “Agreement”) as follows:
Grant Number:	_____________________
Date of Grant:	_____________________
Total Number of Shares:	_____________________
Purchase Price per Share:	$ _____________________

2.           Exercise of Purchase Right.  I hereby elect to exercise my Purchase Right for the following number of Shares:
Vested Shares:	_____________________
Unvested Shares:	_____________________
Total Shares Purchased:	_____________________
Total Purchase Price (Total Shares X Price per Share)	$ _____________________

3.           Payments.  I enclose payment in full of the total purchase price for the Shares in the following form(s), as authorized by my Agreement:
o Cash:	$ _____________________
o Check:	$ _____________________
o Credit for Services Rendered:	$ _____________________

4.           Tax Withholding.  I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with my purchase of the Shares.  I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Plan Administrator for amount of tax due.)
o Cash:	$ _____________________
o Check:	$ _____________________

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5.           Participant Information.

My address is: ________________________________________________________
                           ________________________________________________________
My Social Security Number is:  ____________________________________________

6.           Binding Effect.  I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Agreement, including the Unvested Share Repurchase Option set forth therein, to all of which I hereby expressly assent.  This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.  If required by the Company, I agree to deposit the certificate(s) evidencing the Shares, along with a blank stock assignment separate from certificate executed by me, with an escrow agent designated by the Company, to be held pursuant to the Company’s standard Joint Escrow Instructions.

8.           Election Under Section 83(b) of the Code.  I understand and acknowledge that if I am exercising the Purchase Right to purchase Unvested Shares (i.e., shares that remain subject to the Company’s Unvested Share Repurchase Option), that I should consult with my tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date on which I purchase the Shares.  I acknowledge that I have been advised to consult with a tax advisor prior to the exercise of the Purchase Right regarding the tax consequences to me of exercising the Purchase Right.  AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH I PURCHASE SHARES.  THIS TIME PERIOD CANNOT BE EXTENDED.  I ACKNOWLEDGE THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS MY SOLE RESPONSIBILITY, EVEN IF I REQUEST THE COMPANY OR ITS REPRESENTATIVES TO FILE SUCH ELECTION ON MY BEHALF.

I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice and my Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

____________________________________
(Signature)

Receipt of the above is hereby acknowledged.

SCOLR PHARMA, INC.

By:  ____________________________________

Title:  ___________________________________

Dated:  __________________________________
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